 AS Life Horizon INDEPENDENT AUDITORS' CONSENT We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 2000 relating to American Skandia Life Assurance Corporation included in the Registration Statement (Form S-6 No. 333-95959) and related Prospectus, which is part of this Registration Statement, and to the use of our report dated February 11, 2000 relating to American Skandia Life Assurance Corporation Separate Account F, which is also part of this Registration Statement. /s/Ernst&Young LLP Hartford, Connecticut January 17, 2001